UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 8, 2016

POLYCOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27978	94-3128324
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6001 America Center Drive

San Jose, California 95002

(Address of principal executive offices, including zip code)

(408) 586-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On August 8, 2016, the U.S. Federal Trade Commission notified Polycom, Inc. (“Polycom”) that early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), was granted effective immediately. Therefore, the closing condition in the Agreement and Plan of Merger, dated as of July 8, 2016, by and among Polycom, Triangle Private Holdings I, LLC (“Parent”) and Triangle Private Merger Sub Inc. relating to the expiration or termination of the applicable waiting period under the HSR Act has been satisfied.

IMPORTANT INFORMATION FOR INVESTORS

In connection with the proposed transaction, Polycom has filed with the SEC a proxy statement (the “proxy statement”). Beginning on August 4, 2016, Polycom mailed the proxy statement to its stockholders. INVESTORS AND SECURITY HOLDERS OF POLYCOM ARE URGED TO READ THE PROXY STATEMENT, AND OTHER RELEVANT DOCUMENTS, AND ANY RELATED AMENDMENTS OR SUPPLEMENTS, FILED WITH THE SEC CAREFULLY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PARENT, POLYCOM, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the proxy statement and other documents that Polycom files with the SEC through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by Polycom will be available free of charge on Polycom’s website at http://investor.polycom.com/company/investor-relations/default.aspx or by contacting Polycom’s Investor Relations Department at 408-586-4271.

PARTICIPANTS IN THE SOLICITATION

Polycom and certain of its directors, executive officers and employees may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of Polycom in connection with the transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise, is set forth in Polycom’s proxy statement. Additional information regarding Polycom’s directors and executive officers is also included in Polycom’s Annual Report on Form 10-K/A, which was filed with the SEC on April 28, 2016. These documents are available free of charge as described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYCOM, INC.

By:	/s/ Sayed M. Darwish
Sayed M. Darwish
Chief Legal Officer and Executive Vice President, Corporate Development

Date: August 9, 2016